Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-228301) of our report, dated February 25, 2019, with respect to the consolidated financial statements of Gamida Cell Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2018.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
February 25, 2019	A Member of Ernst & Young Global